Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-7
*CUSIP:     21988G874

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2005.


INTEREST ACCOUNT
----------------

Balance as of    January 15, 2005.........................                                  $0.00
         Scheduled Income received on securities..........                          $1,743,750.00
         Unscheduled Income received on securities........                                  $0.00

LESS:
         Distribution to the Holders......................                         -$1,743,750.00
         Distribution to Depositor........................                                 -$0.00
         Distribution to Trustee..........................                                 -$0.00
Balance as of    July 15, 2005............................                                  $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    January 15, 2005.........................                                  $0.00
         Scheduled principal payment received on securities............                     $0.00

LESS:
         Distribution to Holders .........................                                 -$0.00
Balance as of   July 15, 2005.............................                                  $0.00


                UNDERLYING SECURITIES HELD AS OF  July 15, 2005

       Principal Amount                              Title of Security
       ----------------                              -----------------

        $45,000,000              KeyCorp Capital III 7.75% Capital Securities
                                 due July 15, 2029
                                 *CUSIP: 49326QAA4

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.